                                  ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is entered into as of the 18th day of November, 1998, by and among Mannatech, Incorporated, a Texas corporation ("Issuer"), the selling shareholders set forth on Schedule A hereto (the "Selling Shareholders"), J.J.B. Hilliard, W.L. Lyons, Inc., ("Placement Agent") and Bank One, Kentucky, NA ("Escrow Agent").

                                  R E C I T A L S:

     A. Issuer and the Selling Shareholders propose to offer for sale to subscribers an aggregate of 5,295,015 shares of the capital stock of Issuer, having a per share par value of $0.0001 per share (the "Shares") at a price of $8.00 per Share, payable at the time of subscribing for a Share. 2,500,000 shares and the proceeds therefrom shall be subject to this Agreement. The payment of $20,000,000 for at least 2,500,000 Shares will be paid into the escrow created by this Agreement.

     B. Issuer and the Selling Shareholders intend to sell the Shares on a best-efforts "minimum or none" basis in a public offering (the "Offering") by delivering to each subscriber a Prospectus (the "Prospectus") describing the Offering.

     C. Issuer and the Selling Shareholders desire to establish an escrow account in which funds received from subscribers would be deposited pending completion of the period during which the Escrow Account shall be open (the "Escrow Period"). Bank One, Kentucky, NA, agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

     D. The Selling Shareholders have authorized Issuer to take all necessary action on their behalf to sell the Shares.

                                     AGREEMENT:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Issuer, for itself and on behalf of the Selling Shareholders, hereby appoints Bank One, Kentucky, NA, as Escrow Agent and Escrow Agent shall establish an escrow account (the "Escrow Account") on its books styled "Mannatech Subscription Account." Commencing upon the execution of this Agreement, Escrow Agent shall act as Escrow Agent and hereby agrees to receive and disburse the proceeds from the offering of the Shares in accordance with the terms here of. Issuer agrees to notify the Escrow Agent promptly of the closing of the offering and sale of the Shares.

     2. Issuer or Placement Agent shall cause all checks received from subscribers for Shares to be promptly deposited into the Escrow Account. Issuer or Placement Agent shall deliver to the Escrow Agent checks of the subscribers made payable to the Mannatech Subscription Account or endorsed to the Mannatech Subscription Account. Any checks that are received by Escrow Agent that are not made payable or endorsed to the Mannatech, Incorporated Escrow Account shall be returned to the Issuer. Issuer shall furnish to the Escrow Agent at the time of each deposit of the above-mentioned funds a list containing the name of each subscriber, the subscriber's address, the number of Shares subscribed for, and the amount of the check being delivered to the Escrow Agent. Prior to the receipt of the Minimum (as described below), the Issuer is aware and understands that it is not entitled to any proceeds from subscriptions deposited into the Escrow Account and no amounts deposited in the Escrow
Account during the Escrow Period shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.

     3. The Escrow Period shall commence on the date hereof and shall terminate ten (10) Business Days (as defined below) following the earlier to occur of the following dates:

     (a) The date upon which Escrow Agent confirms upon written request of the Issuer that it has received into the Escrow Account and collected gross subscription proceeds from the sale of 2,500,000 Shares aggregating $20,000,000 in deposited funds (the "Minimum") assuming that, prior to such date, the S-1 Registration Statement as amended, File Number 333-63133 has been declared effective by the Securities and Exchange Commission, and Issuer has received notice that the Shares have been approved for listing on the NASDAQ NMS subject only to meeting the public float and market maker requirements for such listing; or

     (b) The "Cessation Date," which for the purposes of this Agreement shall be January 15, 1999, except as extended in writing by the agreement of parties.

     (c) The date upon which a determination is made by the Issuer to terminate the Offering prior to the sale of the Minimum, as communicated to Escrow Agent in writing.

          Upon the occurrence of any of the events described in (a), (b) or (c) above, the Escrow Period shall continue for such ten (10) Business-Day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to such event and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscribers' checks after notice that any of the events described in subparagraphs (a), (b) and (c) has occurred.

          "Business Day" shall mean a day on which commercial banks in Louisville, Kentucky, are open for the general transaction of business. If any action or time for performance pursuant to this Agreement is to occur on any Saturday, Sunday or holiday, such time for action or performance shall be extended to the next Business Day.

     4. The Escrow Agent will deposit the subscribers' checks for collection and credit the proceeds to the Escrow Account to be held by it under the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Escrow Agent is under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent hereunder. The Escrow Agent hereby is authorized to forward each check for collection and deposit the proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Additionally, to insure that such funds have cleared normal banking channels for collection, Escrow Agent is authorized to hold for ten (10) Business Days funds to be released. Issuer shall immediately reimburse Escrow Agent any monies paid to it if thereafter the subscriber's check is returned unpaid.
Any item returned unpaid to the Escrow Agent on its first presentation for payment shall be returned to Issuer and need not be again presented by the Escrow Agent for collection. Issuer agrees to reimburse Escrow Agent for the cost incurred with any returned check. The Escrow Agent shall not be required to invest any funds deposited in the Escrow Account and shall in no event be liable for any investment loss. For purposes of this Agreement, the term "collected funds" or the term "collected" when referring to the proceeds of subscribers' checks shall mean all funds received by Escrow Agent that have cleared normal banking channels and are in the form of cash

     5. If prior to the Cessation Date, subscribers' checks in an amount of at least the Minimum have been deposited in the Escrow Account, upon request from Issuer, Escrow Agent will confirm the amounts collected by it from subscribers' checks. If such amount is at least equal to the Minimum, the Issuer may send Escrow Agent a written notice providing a list of all accepted subscribers, specifying the total amount of their subscription to be remitted to Issuer, and containing a request to terminate the Escrow Period and remit such amount, less any fees or other amounts then owing from Issuer to Escrow Agent hereunder, to the Issuer as promptly as possible, but in no event later than ten (10) Business Days after such termination, by issuing its bank check payable to the Issuer or by depositing such amount directly into the account of Issuer maintained with Bank One, Kentucky, NA, as designated in writing by Issuer to Escrow Agent. The Escrow Period shall not terminate upon receipt by Escrow Agent of such notice, but shall continue for such (10) Business-Day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to Escrow Agent's receipt of such notice and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscribers' checks after receipt of such notice.

     If, on the Cessation Date, the Minimum Amount has not been deposited with the Escrow Agent and collected, or if Issuer notifies the Escrow Agent in writing that Issuer elects to terminate the Offering as provided in paragraph 3(c) above, the Escrow Agent shall then issue and mail its bank checks to the subscribers in the amount of the subscribers' respective checks, without deduction, penalty or expense to the subscriber, and shall, for this purpose, be authorized to rely upon the names and addresses of subscribers furnished it as contemplated above. No subscriber shall be paid interest with respect to such deposited funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Issuer and any of its creditors. For each subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check to such subscriber in the amount of the collected funds from such subscriber's check after the Escrow Agent has collected such funds. If Escrow Agent has not yet submitted such subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to such subscriber.

     At such time as Escrow Agent shall have made the payments and remittances provided in the Agreement, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

     6. As consideration for its agreement to act as Escrow Agent as herein described, Issuer agrees to pay the Escrow Agent an acceptance fee/establishment fee of $250.00 and an administration fee of $2,500.00 upon execution of this Agreement, plus the fees described on the attached fee schedule. Further, Issuer agrees to pay all disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel, all in accordance with the attached fee schedule or the other provisions of this Agreement. No such fees or reimbursements shall be paid out of or chargeable to the funds on deposit in the Escrow Account until such time as the Minimum has been collected.

     If the Issuer rejects any subscription for which Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber in the amount of the subscriber's check. If the Issuer rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the collected funds from the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

     7. This Agreement shall automatically terminate upon the earlier of (i) twenty (20) days after the Cessation Date or (ii) twenty (20) days after the date upon which the Escrow Agent has delivered the final portion of Escrow Account funds pursuant to the terms of this Agreement.

     8. It is understood that the Escrow Agent reserves the right to resign as Escrow Agent at any time by giving written notice of its resignation, specifying the effective date thereof, to each other party hereto. Within thirty (30) days after receiving the aforesaid notice, the other party or parties hereto shall appoint a successor Escrow Agent to which the Escrow Agent may distribute the property then held hereunder, less its fees, costs and expenses (including counsel fees and expenses) which may remain unpaid at that time. If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent and the fees, costs and expenses (including reasonable counsel fees and expenses) which it incurs in connection with such a proceeding shall be paid by the Company.

     9. The parties hereto agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

     a.   Escrow Agent shall have no obligation to invest the Escrow Account.

     b. The Escrow Agent shall have no responsibility except for the safekeeping and delivery of the amounts deposited in the Escrow Account in accordance with this Agreement. The Escrow Agent shall not be liable for any act done or omitted to be done under this Agreement or in connection with the amounts deposited in the Escrow Account, except as a result of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent is not a party to nor is it bound by, nor need it give consideration to the terms of provisions of, even though it may have knowledge of, (i) any agreement or undertaking by, between or among the Issuer and any other party, except this Agreement, (ii) any agreement or undertaking that may be evidenced by this Agreement, (iii) any other agreements that may now or in the future be deposited with the Escrow Agent in connection with this Agreement. The Escrow Agent is not a party to, is not responsible for, and makes no representation with respect to the offer, sale or distribution of the Shares including, but not limited to, matters set forth in any offering documents prepared and distributed in connection with the offer, sale and distribution of the Shares. The Issuer covenants that it will not commence any action against the Escrow Agent at law, in equity, or otherwise as a result of any action taken or thing done by the Escrow Agent pursuant to this Agreement, or for any disbursement made as authorized herein upon failure of the Issuer to give the notice within the times herein prescribed. The Escrow Agent has no duty to determine or inquire into any happening or occurrence of or of any performance or failure of performance of the Issuer or of any other party with respect to agreements or arrangements with any other party. If any question, dispute or disagreement arises among the parties hereto and/or any other party with respect to the funds deposited in the Escrow Account or the proper interpretation of this Agreement, the Escrow Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute is settled, and the Escrow Agent has the absolute right at its discretion to do either or both of the following:

          (i) withhold and/or stop all further performance under this Agreement until the Escrow Agent is satisfied, by receipt of a written document in form and substance satisfactory to the Escrow Agent and executed and binding upon all interested parties hereto (who may include the subscribers), that the question, dispute, or disagreement had been resolved; or

          (ii) file a suit in interpleader and obtain by final judgment, rendered by a court of competent jurisdiction, an order binding all parties interested in the matter. In any such suit, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Account, the Escrow Agent shall be entitled to recover from the Issuer its attorneys' fees and costs.

          The Escrow Agent shall never be required to post a bond in connection with any services hereunder. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for and shall not be liable for any action taken or suffered by it hereunder in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of such counsel (who shall not be counsel for the Issuer).

     c. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as authorized and correct without any affirmative duty of investigation.

     d. The Issuer hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense (including, without limitation, all legal expenses incurred in enforcing any of the provisions of this Agreement or otherwise in connection herewith) incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability hereunder or arising out of or in connection with the sale of the Shares. This covenant shall survive the termination of this Agreement.

     e. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

     f. Escrow Agent shall not be liable for any damage, loss, liability, or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control.

     10. Notices required to be sent hereunder shall be delivered by hand, sent by an express mail service or sent via United States mail, postage prepaid, certified, return receipt requested, to the following address:

     If to Placement Agent:   J.J.B. Hilliard, W.L. Lyons, Inc.
                              Corporate Finance Division
                              501 S. 4th Avenue
                              Louisville, KY 40202-2617

     If to Issuer:            Mannatech, Incorporated
                              600 S. Royal Lane, Suite 200
                              Coppell, Texas 75019
                              Attention: Patrick D. Cobb

     If to Escrow Agent:      Bank One, Kentucky, NA
                              Corporate Trust Department
                              416 Jefferson Street
                              Louisville, KY 40202

     No notice to the Escrow Agent shall be deemed to be delivered until actually received by the Escrow Agent. From time to time any party hereto may designate an address other than the address listed above by giving the other parties hereto not less than five (5) days advance notice of such change in address in accordance with the provisions hereof.

     11. This Agreement shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Kentucky.

     12. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.


            [remainder of page left intentionally blank]

     EXECUTED on the date first written above.

     SELLING SHAREHOLDERS:                ISSUER:
     (Named in Schedule A Hereto)         Mannatech, Incorporated


     By:                                   By:
        --------------------------            ------------------------------
     Name: Charles E. Fioretti             Name: Charles E. Fioretti
     Title:  Attorney-in-Fact              Title: Chief Executive Officer
                                           Tax I.D. #75-2508900


     By:                                   ESCROW AGENT:
        --------------------------         Bank One, Kentucky, NA
     Name: Samuel L. Caster
     Title: Attorney-in-Fact

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


                                           PLACEMENT AGENT:
                                           J.J.B. Hilliard, W.L. Lyons, Inc.


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------
                                           Tax I.D. #
                                                     -------------------------

                                     SCHEDULE A

                                SELLING SHAREHOLDERS

      Name                                Number of Shares
      ----                                ----------------
                                 Minimum Offering     Maximum Offering
                                 ----------------     ----------------
Samuel L. Caster                      105,980             360,000
William C. Fioretti                   300,620             760,000
Charles E. Fioretti                   105,980             360,000
Chris T. Sullivan                      38,928             105,000
Patrick D. Cobb                        48,660             150,000
H. Reginald McDaniel                   37,031              55,000
Christopher A. Marlett                 17,031             475,015
Dick Hankins, Jr.                      97,320             300,000
Don Herndon                            29,196              60,000
Gary Watson                            48,660             200,000
Bill H. McAnalley                      29,196              60,000
Peter E. Hammer                        19,500              65,000
Kim Snyder                             12,165              25,000
Kathy Schiffer                          9,733              20,000
Phillip P. Brous                      100,000             100,000